Memorandum
Archstone -Smith Trust
9200 E. Panorama Circle, #400
Englewood, CO 80112
Tel: (303) 708-5959
Fax: (303) 708-6954

Date:	January 13, 2006

To:	The Board of Trustees and Executive Officers of Archstone-Smith Trust

CC:	Caroline Brower — Legal Department
Terry Cooper —Benefits Department

From:	Erin McMahon — Director, Legal Department

Re:	NOTICE OF BLACKOUT ON TRADING FOR SECTION 16(b) FILERS:

FEBRUARY 6, 2006 THROUGH FEBRUARY 13, 2006

Effective February 6, 2006, the Archstone-Smith Trust 401(k) Savings Plan (the “Plan”) will undergo a change to its fund offerings. In order to accommodate the change, the Plan will be in a blackout period from February 6, 2006 through February 13, 2006. During this time no activity within the Plan will be permitted.
All trustees and executive officers will be prohibited from trading in Archstone-Smith stock during this period, despite the fact that it may otherwise be an opening trading period. This action is being taken pursuant to an SEC ruling calling for a prohibition on certain types of trading in company stock by that company’s directors and executive officers during blackout periods under such plans as the 401k or Deferred Compensation Plan (“DCP”).
If you have any questions regarding potential transactions please do not hesitate to contact me at (303) 708-5961.
Thank you.